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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-54532 of Pinnacor Inc. and subsidiaries on Form S-8 of our report dated January 30, 2003 (which expressed an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 142), appearing in this Annual Report on Form 10-K of Pinnacor Inc. and subsidiaries for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
New York, NY March 31, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT